As filed with the Securities and Exchange Commission on September 28, 2018

Registration No. 333- _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________________

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-2560811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

132 E. Putnam Avenue, Floor 2W Cos Cob, Connecticut 06807 (203) 861-4000	William J. Rouhana, Jr. Chairman and Chief Executive Officer Chicken Soup for the Soul Entertainment, Inc. 132 E. Putnam Avenue, Floor 2W Cos Cob, Connecticut 06807 (203) 861-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.

Brian L. Ross, Esq.
Graubard Miller
405 Lexington Avenue, 11th Floor
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common stock, par value $.0001 per share	(2)	(2)	(2)	—
Preferred stock, par value $.0001 per share	(2)	(2)	(2)	—
Warrants	(2)	(2)	(2)	—
Debt Securities	(2)	(2)	(2)	—
Units(4)	(2)	(2)	(2)	—
Total			$13,000,000	$1,618.50

(1)	This registration statement covers (a) such indeterminate number of (i) shares of common stock and preferred stock, and (ii) warrants to purchase common stock, preferred stock, debt securities or other classes of securities offered hereby, (b) such indeterminate principal amount of debt securities of the registrant and (c) such indeterminate number of units comprised of the other classes of securities offered hereby as have a maximum aggregate offering size not to exceed $13,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities to be offered hereby. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover such additional number of securities as may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)	Omitted pursuant to General Instruction II.D of Form S-3 and Rule 457(o) promulgated under the Securities Act of 1933, as amended. The proposed amount to be registered, maximum offering price per unit and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated September 28, 2018

$13,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS,

DEBT SECURITIES AND UNITS

We will offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at a maximum aggregate offering size not to exceed $13,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE” and our 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) is listed for trading on the Nasdaq Global Market under the Symbol “CSSEP.” On September 27, 2018, the last reported sale prices of our Class A common stock and Series A Preferred Stock were $10.74 and $26.40, respectively. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

In addition to our Class A common stock, we have outstanding Class B common stock. Our Class B common stock is not publicly traded and the vast majority of it is controlled and beneficially owned by our chief executive officer. Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our charter. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder.

The aggregate market value of our outstanding voting common equity (i.e., our Class A and Class B common stock) held by non-affiliates is $42,018,676, based on a last sale price of $10.85 per share of our Class A common stock on August 1, 2018. As of the date hereof, excluding the securities offered hereby, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering size of up to $13,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

CERTAIN CORPORATE INFORMATION AND DEFINITIONS

Our company, Chicken Soup for the Soul Entertainment, Inc., is referred to in this prospectus as “CSSE,” the “Company,” or “we” or similar pronouns. References to:

•	“CSS Productions” means Chicken Soup for the Soul Productions, LLC, our immediate parent;

•	“CSS” means Chicken Soup for the Soul, LLC, our intermediate parent company;

•	“CSS Holdings” means Chicken Soup for the Soul Holdings, the parent company of CSS and our ultimate parent company;

•	“Screen Media” means Screen Media Ventures, LLC, a wholly owned subsidiary of CSSE;

•	“A Plus” means A Sharp Inc. (d/b/a Plus), an operating subsidiary owned 75% by CSS, 23% by Ashton Kutcher and 2% by other stockholders; and

•	“Pivotshare” means Pivotshare, Inc., a wholly owned subsidiary of CSSE.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement.

Overview

CSSE is a growing media company building online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens. We also curate, produce and distribute long and short-form video content that brings out the best of the human spirit, and distribute the online content of our affiliate, A Plus. We are aggressively growing our business through a combination of organic growth, licensing and distribution arrangements, acquisitions and strategic relationships. We are also expanding our partnerships with sponsors, television networks and independent producers. Our subsidiary, Screen Media, is a leading global independent television and film distribution company, which owns one of the largest independently owned television and film libraries. We also own Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network, Pivotshare, a subscription-based VOD, and four additional AVOD networks, which collectively have rights to exhibit tens of thousands of hours of movies and television episodes.

We have an exclusive, perpetual and worldwide license agreement (“CSS License Agreement”) with our intermediate parent, CSS, a publishing and consumer products company, to create and distribute video content under the Chicken Soup for the Soul® brand (the “Brand”).

We operate in three areas:

•	Online Networks. In this segment, we distribute and exhibit video on-demand content directly to consumers across all media platforms, such as smartphones, tablets, gaming consoles and the web through our Popcornflix®, A Plus and Pivotshare networks. Popcornflix® had 15 million active users in 2017.

•	Television and Film Distribution. In this segment, we distribute movies and television series worldwide to consumer through license agreements across all media, including theatrical, home video, pay-per-view, free, cable and pay television, VOD and new digital media platforms worldwide. We own the copyright or long-term distribution rights to more than 1,200 television series and feature films.

•	Television and Short-Form Video Production. In this segment, we partner with highly regarded independent producers to develop and produce our video content, including Brand-related content.

Since our inception in January 2015, our business has grown rapidly. For the full year 2017, our audited net revenue was $10.7 million, as compared to 2016 audited net revenue for the full year of $8.1 million. For the six months ended June 30, 2018, our net revenue was $8.7 million, as compared to net revenue for the six months ended June 30, 2017 of $2.2 million. These increases were primarily due to the acquisition of Screen Media in November 2017. We had audited net income of $22.8 million for the full year 2017, as compared to a full year audited net income of $0.8 million in 2016. The full year 2017 included a gain on bargain purchase of $24.3 million and acquisition-related expenses of $2.2 million relating to the acquisition of Screen Media, as discussed in the 2017 10-K under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Acquisition of Screen Media.”

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For the six months ended June 30, 2018, our net loss was $2.0 million, as compared to a net loss for the six months ended June 30, 2017 of $0.8 million.

Our 2017 unaudited Adjusted EBITDA was $4.0 million for the full year, as compared to full year 2016 unaudited Adjusted EBITDA of $3.8 million. For the six months ended June 30, 2018, our unaudited Adjusted EBITDA was $2.1 million, as compared to unaudited Adjusted EBITDA for the six months ended June 30, 2017 of $0.9 million.

To date we have reported the vast majority of our revenue and net income in the fourth quarter of each year. We have begun to sign some sponsorship contracts for 2018 and subsequent years, and are beginning production of some series, earlier in the year than in recent years. This has resulted in more balanced revenue across the third quarter of 2018, and should continue to result in more balanced revenue across the fourth quarter of 2018 and subsequent years. Additionally, revenue from both our online networks and television and film distribution business areas are more evenly spaced through the year, which should result in more balanced revenue, net income and Adjusted EBITDA going forward across all quarters of each year. While the operating results in these areas are expected to be more evenly distributed over fiscal quarters, the fourth quarter is generally the strongest quarter and the second quarter is generally the weakest quarter.

Business Strategy

Our vision is to use our solid core of traditional media production and distribution assets to build a powerful portfolio of online VOD networks and assets. Our production and distribution businesses generate current revenue and Adjusted EBITDA to fund our rapidly growing online networks. We will build and acquire assets such as content libraries, digital publishers with content related to our own, and stand-alone VOD networks.

One of our fundamental objectives is to continue to grow our VOD networks to create a “network of networks” as we continue to grow our content offerings to critical mass. Our strategy is to build our library of video content through a combination of Chicken Soup for the Soul original video content and opportunistic acquisitions of third-party video content libraries, such as our transformative acquisition of Screen Media, or other rights to video content as distressed networks seek to monetize their content libraries. We now own exhibition or distribution rights to over 34,000 hours of programming across our various platforms.

Online Networks

Our acquisition of Screen Media accelerated our entry into the direct-to-consumer VOD market through Popcornflix®. Popcornflix® has an extensive footprint with apps that have been downloaded by more than 25 million smartphones and other devices using iOS, Android and other operating systems. Popcornflix® had 15 million active users in 2018.

Popcornflix® is one of the largest AVOD services. Under the Popcornflix® brand, we operate a series of direct-to consumer advertising supported channels. On Popcornflix®, we have the rights to exhibit more than 3,000 films and approximately 60 television series comprised of approximately 1,500 episodes, with new content added regularly. As a “free-to-consumer” digital streaming channel, Popcornflix® is an extremely popular online video platform that can be found on the web, iPhones and iPads, Android products, Roku, Xbox, Amazon Fire, Apple TV, Chromecast and Samsung and Panasonic Internet-connected televisions, among others. Popcornflix® is currently available in 56 countries and territories, including the United States, United Kingdom, Canada, Australia, the Scandinavian countries, Germany, France, Hong Kong and Singapore, with additional countries and territories to be added.

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While Popcornflix® is currently an advertiser-supported VOD network, we expect to expand in subscription-based VOD networks.

Our entry into subscription-based VOD was recently initiated by our acquisition of the Pivotshare VOD network in August 2018. Pivotshare is comprised of a series of subscription-based VOD channels with 28,000 hours of programming. The network generates approximately $2.5 million in gross billings and has approximately 25,000 paid subscriptions with average monthly billings of $9 per subscription.

In addition to Popcornflix® and Pivotshare, we derive online networks revenue from our exclusive distribution relationship with A Plus, our affiliate, which develops and distributes high-quality, empathetic short-form videos and articles to millions of people worldwide. Our distribution relationship with A Plus allows us to accelerate the growth of our video library by providing us with content developed and distributed by A Plus that is complementary to the Brand.

Television and Film Distribution

We distribute television series and films worldwide through Screen Media. We own the copyright or long-term distribution rights to approximately 3,500 hours of television series and feature films, representing one of the largest independently owned libraries of filmed entertainment in the world. We distribute our television series and films through direct relationships across all media, including theatrical, home video, pay-per-view, free, cable and pay television, VOD and emerging digital media platforms worldwide.

Screen Media’s distribution capabilities across all media will allow us to distribute our produced television series directly and eliminate the distribution fees (as much as 30% of revenue) that we currently pay to third parties for distribution of the rights we retain when we produce series with our sponsors. We believe that the cost savings from Screen Media’s distribution capabilities will enhance our revenue and profits from our produced television series.

The Company has distribution licensing agreements with numerous VOD services across all major platforms, such as cable and satellite VOD and Internet VOD, which includes TVOD for rentals or purchases of films, AVOD for free-to-viewer streaming of films supported by advertisements and SVOD for unlimited access to films for a monthly fee.

Our cable and satellite VOD distribution agreements include those with DirecTV, Cablevision (Altice USA), Verizon and In Demand (owned by Comcast, Charter and Time Warner Cable). Our Internet VOD distribution agreements include those with Amazon, iTunes, Samsung, YouTube, Hulu, Xbox, Netflix, Sony and Vudu, among others.

We are rapidly expanding international distribution of our content through agreements with iTunes, Sony PlayStation and Xbox, among others. Under these agreements, our titles are available on iTunes, Sony PlayStation and Xbox in the United Kingdom, Australia, France, Germany, Italy and Hong Kong, with additional territories added regularly.

Television and Short-Form Video Production

We utilize the Chicken Soup for the Soul brand, together with our management’s industry experience and expertise, to generate revenue through the production and distribution of video content. The Company partners with sponsors and uses highly-regarded independent producers to develop and produce video content. Using this approach provides us with access to a diverse pool of creative ideas for new video content projects and allows us to scale our business on a variable cost basis. We currently have producer agreements or arrangements in place with a number of these producers, including Litton Entertainment (a Hearst company). We anticipate entering into relationships with additional independent producers.

We seek committed funding from corporate and foundation sponsors covering more than the production costs prior to moving forward with a project. Since we seek to secure both the committed funding and production capabilities for our video content prior to moving forward with a project, we have high visibility into the profitability of a particular project before committing to proceed with such project. In addition, we take limited financial risk on developing our projects.

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Corporate and foundation sponsors with which we work include HomeAway, Hilton Grand Vacations, American Humane, BISSELL Homecare, Inc., the Boniuk Foundation, Michelson Found Animals Foundation and the Morgridge Family Foundation, and we are currently in discussions with numerous others. We endeavor to retain meaningful back-end rights to our video content in these relationships, which provides opportunities for improved profitability and enhances our library value.

Our long-form video content consists of 30- to 60-minute episodic programs typically distributed initially on traditional television or cable networks. Our current long-form video content projects include:

•	Chicken Soup for the Soul’s Hidden Heroes (‘‘Hidden Heroes’’). The multi-award winning Hidden Heroes is hosted by Brooke Burke and is currently airing its third season on The CW Network. A segment of Hidden Heroes can be seen at https://cssentertainment.com/hiddenheroes.

•	Being Dad, a Chicken Soup for the Soul Original Series (“Being Dad”). This series is an intimate, revealing and entertaining portrait of nine men who are tackling one of the most important roles in the world: fatherhood. The episodes are about the lives of dads who are facing challenges that are simultaneously unique and universal. For example, a farmer teaches his teenage daughter to drive; a single dad re-enters the dating scene; a touring rock musician takes his family with him on the road; an over-protective dad struggles with his autistic daughter’s growing independence; and gay dads deal with the emotional complexities of adoption. The fathers are different ages, races, and religions, but they are all bound by the singular belief that raising their children is life’s greatest gift.

•	Vacation Rental Potential. This new television show gives viewers the information and inspiration needed to realize their dreams of using real estate entrepreneurship to obtain financial success. Hosted by Holly Baker, Vacation Rental Potential offers people insight on how to make the dream of vacation homeownership possible. The show premiered on A&E Network in December 2017. In April 2018, Vacation Rental Potential was renewed for a second season by HomeAway.

Our short-form video content, including our branded short-form video content known as Sips, is receiving increased focus from our advertisers and sponsors. Such short-form video content is typically exhibited through online video content distribution and social media platforms, such as YouTube, Facebook, Yahoo, Diply, Gateway Media, SheKnows, Rumble and Liquid Social among others, as well as on the social media channels of Chicken Soup for the Soul and our sponsors. A Plus is adding more short-form video content, and we are focusing on acquisitions in this space. Increasing revenue from short-form video will make our business less lumpy and assist in reducing the relative size of fourth quarter revenue compared to other quarters.

Competition

Video content production and distribution direct to consumers are highly competitive businesses. We face competition from companies within the entertainment business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation, video games, the internet and other cultural and computer-related activities. We compete with the major studios, numerous independent motion picture and television production companies, television networks, pay television systems and online media platforms for the services of performing artists, producers and other creative and technical personnel, and production financing, all of which are essential to the success of our businesses.

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In addition, our video content competes for media outlet and audience acceptance with video content produced and distributed by other companies. As a result, the success of any of our video content is dependent not only on the quality and acceptance of a particular production, but also on the quality and acceptance of other competing video content available in the marketplace at or near the same time.

Given such competition, and our stage of development, we intend to initially emphasize a lower cost structure, risk mitigation, reliance on financial partnerships and innovative financial strategies. Our cost structures are designed to utilize our flexibility and agility as well as the entrepreneurial spirit of our employees, partners and affiliates, in order to provide creative, desirable video content.

Intellectual Property

Under the CSS License Agreement, we have been granted the perpetual, exclusive, worldwide license by CSS to produce and distribute video content using the Brand and related content, such as stories published in the Chicken Soup for the Soul books. Chicken Soup for the Soul and related names are trademarks owned by CSS. We have the proprietary rights (including copyrights) in all our Sips and company-produced content. With the acquisition of Screen Media, the Company now owns copyrights or global long-term distribution rights to Screen Media film library as well as ownership of Screen Media’s AVOD application Popcornflix®.

We rely on a combination of confidentiality procedures, contractual provisions and other similar measures to protect our proprietary information and intellectual property rights.

Employees

As of June 30, 2018, we had 31 direct employees. The services of certain personnel, including our chairman and chief executive officer, vice chairman and chief strategy officer, our senior brand advisor, and chief financial officer, are provided to us under the CSS Management Agreement and are not included as direct employees of the Company. We also utilize many consultants in the ordinary course of our business and hire additional personnel on a project-by-project basis. We believe that our employee and labor relations are good, and we are committed to inclusion and strict policies and procedures to maintain a safe work environment.

Corporate Information

We are a Delaware corporation formed on May 4, 2016. CSS Productions, our predecessor and immediate parent company, was formed in December 2014 by CSS, and initiated operations in January 2015. We were formed to create a discrete entity focused on video content opportunities using the Brand. In May 2016, pursuant to the terms of the contribution agreement among CSS, CSS Productions and the Company (the “CSS Contribution Agreement”), all video content assets (the “Subject Assets”) owned by CSS, CSS Productions and their CSS subsidiaries were transferred to the Company in consideration for its issuance to CSS Productions of 8,600,568 shares of the Company’s Class B common stock. Since the date of the CSS Contribution Agreement, CSS Productions has transferred certain of these shares of Class B common stock to third parties and certain of these shares of Class B Common Stock have been converted into Class A Common Stock at the election of the holders thereof. Concurrently with the consummation of the CSS Contribution Agreement, certain rights to receive payments under certain agreements comprising part of the Subject Assets owned by Trema, LLC (“Trema”), a company principally owned and controlled by William J. Rouhana, Jr., the Company’s chairman and chief executive officer, were assigned to the Company under a contribution agreement (the “Trema Contribution Agreement”) in consideration for the Company’s issuance to Trema of 159,432 shares or our Class B common stock. Thereafter, CSS Productions’ operating activities ceased, and the Company continued the business operations of producing and distributing the video content.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As long as we are an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

•	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

•	Reduced disclosure obligations regarding executive compensation; and

•	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until as late as December 31, 2022, the fiscal year-end following the fifth anniversary of the completion of our initial public offering, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1 billion in annual gross revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1 billion of non-convertible debt over a three-year period.

The Securities We May Offer

We may offer up to $13,000,000 of common stock, preferred stock, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We have two classes of common stock which are substantially identical, except that the holders of Class A common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and the holders of Class B common stock are entitled to ten votes for each share. Subject to any preferential rights of any outstanding preferred stock, holders of our Class A and Class B common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our Class A and Class B common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock.

Preferred Stock

Our preferred stock will have such designations, rights and preferences as may be determined from time to time by our board of directors, without stockholder approval. We have summarized some of the general terms and provisions of the preferred stock that we may issue in “Description of Capital Stock.” A prospectus supplement will describe the particular terms of any series of preferred stock offered from time to time, and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other class of security offered hereby. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

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Debt Securities

We may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. We have summarized some of the general terms and provisions of the units that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

•	our limited operating history;

•	our financial performance, including our ability to generate revenue;

•	our inability to pay dividends if we fall out of compliance with our loan covenants in the future and then are prohibited by our bank lender from paying dividends

•	ability of our content offerings to achieve market acceptance;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	potential ability to obtain additional financing when and if needed;

•	ability to protect our intellectual property;

•	ability to complete strategic acquisitions;

•	ability to manage growth and integrate acquired operations;

•	potential liquidity and trading of our securities;

•	regulatory or operational risks;

•	downward revisions to, or withdrawals of, our credit ratings by third-party rating agencies;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

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•	the time during which we will be an Emerging Growth Company (“EGC”) under the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes including dividends and share repurchases. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

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DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or “DGCL,” relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

We are authorized to issue 70 million shares of Class A common stock, par value $.0001, 20 million shares of Class B common stock, par value $.0001, and 10 million shares of preferred stock, par value $.0001, of which 824,000 has been designated Series A Preferred Stock.

Pursuant to our financing plan prior to our initial public offering (“IPO”), we issued in several private placements an aggregate of 1,249,090 shares of our Class A common stock and 8,071,955 shares of our Class B common stock, as well as Class W warrants to purchase an aggregate of 678,822 shares of our Class A common stock and Class Z warrants to purchase an aggregate of 130,618 share of our Class A common stock. Certain of the shares of Class B common stock so issued have since been converted into shares of Class A common stock at the election of the holders of such shares and in accordance with the terms thereof.

On August 17, 2017, we completed our IPO consisting of 2,500,000 shares of Class A common stock at an offering price of $12.00 per share. The shares of Class A common stock offered and sold in the IPO were comprised of (a) an aggregate of 2,241,983 shares of our newly issued Class A common stock and (b) an aggregate of 258,017 shares of issued and outstanding Class A common stock that were sold by certain non-management, non-affiliated existing stockholders.

On June 29, 2018, we completed the sale of 646,497 shares of our Series A Preferred Stock at an offering price of $25.00 per share.

Our Class A common stock and Series A Preferred Stock were each approved for listing on the Nasdaq Global Market under the symbols “CSSE” and “CSSEP”, respectively.

As of the date of this prospectus, 3,798,454 shares of our Class A common stock are outstanding, 7,817,238 shares of our Class B common stock are outstanding and 780,497 shares of our Series A Preferred Stock are outstanding. We also have outstanding Class W warrants to purchase an aggregate of 678,822 shares of our Class A common stock and Class Z warrants to purchase an aggregate of 180,618 share of our Class A common stock.

Common Stock

Voting Rights

Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our charter. See “—   Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws,” below. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power voting for the election of directors can elect all of the directors.

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Dividend Rights

Shares of Class A common stock and Class B common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the board of directors out of any assets legally available therefor.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Subject to the preferential or other rights of any holders of preferred stock then outstanding, including the Series A Preferred Stock, upon our dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Class A common stock and Class B common stock will be entitled to receive ratably all of our assets available for distribution to our stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under our certificate of incorporation) of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Merger or Consolidation

In the case of any distribution or payment in respect of the shares of Class A common stock or Class B common stock upon our consolidation or merger with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A common stock and Class B common stock as a single class, provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A common stock and Class B common stock is that any securities distributed to the holder of a share Class B common stock have ten times the voting power of any securities distributed to the holder of a share of Class A common stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under our Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Conversion

The outstanding shares of Class B common stock are convertible at any time as follows: (a) at the option of the holder, a share of Class B common stock may be converted at any time into one share of Class A common stock or (b) upon the election of the holders of a majority of the then outstanding shares of Class B common stock, all outstanding shares of Class B common stock may be converted into shares of Class A common stock. Once converted into Class A common stock, the Class B common stock will not be reissued.

Warrants

Each outstanding Class W warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $7.50 per share, subject to adjustment as discussed below. Each warrant is exercisable at any time through June 30, 2021 at 5:00 p.m., New York City time. As of the date of this prospectus, we have outstanding Class W warrants to purchase an aggregate of 678,822 shares of Class A common stock.

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Each outstanding Class Z warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $12.00 per share, subject to adjustment as discussed below. Each warrant is exercisable at any time through June 30, 2022 at 5:00 p.m., New York City time. As of the date of this prospectus, we have outstanding Class Z warrants to purchase an aggregate of 180,618 shares of Class A common stock.

Cancellation

We may call for cancellation of all or any portion of the Class W warrants or Class Z warrants for which a notice of exercise has not yet been delivered to us for consideration equal to $.01 per Class W warrant or Class Z warrant, as the case may be, in accordance with the provisions of such warrants, if (i) our Class A common stock is traded, listed or quoted on any U.S. market or electronic exchange, and (ii) the closing per-share sales price of the Class A common stock for any twenty (20) trading days during a consecutive thirty (30) trading days period exceeds $15.00, for Class W warrants, or $18.00, for Class Z warrants, in each case subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the call notice. On and after the call date, a record holder of a warrant will have no further rights except to receive the call price for such holder’s warrant upon surrender of such warrant.

The criteria for calling our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our call, the call will not cause the share price to drop below the exercise price of the warrants.

Exercise Rights

Holders of the Class W warrants and Class Z warrants have cashless exercise rights that allow each holder to pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the ten trading days ending on the trading day prior to the date of exercise.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, neither the Class W warrants nor the Class Z warrants will be adjusted for issuances of shares of any equity or equity-based securities at a price below their respective exercise prices.

The Class W warrants and Class Z warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check or wire transfer payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Class W warrants or Class Z warrants. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

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Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

The description of certain terms of the 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, the certificate of designations establishing the terms of our Series A Preferred Stock, our bylaws and the DGCL. Copies of our certificate of incorporation, certificate of designations, bylaws and all amendments thereto, are available from us upon request.

General

On June 29, 2018, we completed an underwritten public offering of our Series A Preferred Stock at an offering price of $25.00 per share. We initially sold 600,000 shares of Series A Preferred Stock and, on July 10, 2018, we sold an additional 46,497 shares of Series A Preferred Stock as a result of the partial exercise of the underwriters’ overallotment option. The sale of Series A Preferred Stock generated aggregate net proceeds to us of approximately $14.8 million.

As of the date of this prospectus, 780,497 shares of our Series A Preferred Stock are outstanding.

Our board of directors may, without the approval of holders of the Series A Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock will require approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock is Continental Stock Transfer & Trust Company.

Listing

Our Series A Preferred Stock has been approved for listing on the Nasdaq Global Market under the symbol “CSSEP”.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A Preferred Stock.

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Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the next two bullet points below;

•	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to all equity securities issued by us with terms specifically providing for ranking senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

•	effectively junior to all our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Dividends

Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 9.75% of the $25.00 per share liquidation preference per annum (equivalent to $2.4375 per annum per share). Dividends on the Series A Preferred Stock shall be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of Series A Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

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Future distributions on our common stock and preferred stock, including the Series A Preferred Stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

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In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

We will use commercially reasonable efforts to provide written notice of any such liquidation, dissolution or winding up no fewer than 10 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series A Preferred Stock is not redeemable by us prior to June 27, 2023, except as described below under “—Special Optional Redemption.”

Optional Redemption. On and after June 27, 2023, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act (other than Mr. Rouhana, the chairman of our board of directors, our chief executive officer and our principal stockholder, any member of his immediate family, and any “person” or “group” under Section 13(d)(3) of the Exchange Act, that is controlled by Mr. Rouhana or any member of his immediate family, any beneficiary of the estate of Mr. Rouhana, or any trust, partnership, corporate or other entity controlled by any of the foregoing), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, or Nasdaq.

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Redemption Procedures. In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

•	the redemption date;

•	the number of shares of Series A Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”; and

•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series A Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

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No shares of Series A Preferred Stock shall be redeemed unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid and all outstanding shares of Series A Preferred Stock are simultaneously redeemed. We shall not otherwise purchase or acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote. In instances described below where holders of Series A Preferred Stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series A Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series A Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series A Preferred Stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) under these voting rights exceed two. Any person nominated to serve as a director of our company under the foregoing terms shall be reasonably acceptable to our company.

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If a special meeting is not called by us within 30 days after request from the holders of Series A Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series A Preferred Stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series A Preferred Stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least 66.67% of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) unless redeeming all Series A Preferred Stock in connection with such action, amend, alter, repeal or replace our amended and restated certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain 66.67% of the votes entitled to be cast by the holders of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to affect such redemption.

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Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) make available on our corporate investor webpage, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders of Series A Preferred Stock. We will use our best effort to provide the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Conversion Rights

The Series A Preferred Stock is not convertible into our common stock or any other security.

No Preemptive Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Book-Entry Procedures

DTC acts as securities depository for our outstanding Series A Preferred Stock. With respect to the Series A Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

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When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series A Preferred Stock are made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

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According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, or by our chairman and chief executive officer or by our secretary at the request in writing of stockholders owning a majority of the voting power of our issued and outstanding capital stock.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Dual Voting Structure

Our certificate of incorporation provides for two classes of common stock. Holders of shares of Class A common stock and Class B common stock have substantially identical rights, except that holders of shares of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Accordingly, the holders of shares of Class B common stock will exert significant control over our actions.

Removal and Appointment of Directors

Our entire board of directors or any individual director may be removed from office with or without cause by a majority vote of the holders of the voting power of outstanding voting power of the shares then entitled to vote at an election of directors. In such case, new directors may be elected by the stockholders then holding a majority of our voting power. Immediately following this offering, our chairman and chief executive officer shall control the substantial majority of our voting power and therefore will be able to unilaterally exercise the foregoing rights.

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Class B Approval Required for Charter Amendments

Any amendment to our certificate of incorporation requires the approval of the majority of the outstanding Class B common stock. This approval requirement is separate and in addition to any general stockholder approval that would be required under our certificate of incorporation and law.

Exclusive Forum Selection

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits our company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our and officers.

Repurchases

On March 27, 2018, the board of directors approved a stock repurchase program that enabled us to repurchase up to $5 million of our Class A common stock through various means, including open market transactions in compliance with Rule 10b-18 under the Exchange Act, privately negotiated transactions, tender offers or any combination thereof. Repurchases under the program are funded from existing cash and cash equivalents, future cash flow, and equity or debt financings. As of September 27, 2018, the Company repurchased 74,235 shares of Class A common stock at a cost of approximately $633,000.

Lock-Up Agreements

Each of our parent stockholder and its affiliates, directors and executive officers and a former executive officer (collectively, the “Insiders”) entered into an agreement with us in connection with our IPO pursuant to which he, she or it has agreed to not sell, transfer or otherwise dispose of any Company securities prior to February 18, 2019. After such time, the lock-up will automatically end with respect to 1/24 of each class of the Company securities owned by such holder on each monthly anniversary date of the expiration of the lock-up period.

We may elect to release any holder from its lock-up at any time or from time to time for any reason or no reason with respect to any or all of the Company securities or any portion thereof. No such release shall be deemed to obligate us to grant any future releases to such holder or any other holder.

Dividends

Common Stock

On August 10, 2018, we paid a one-time special dividend of $0.45 per share on our outstanding common stock, totaling approximately $5.2 million, of which approximately $3.4 million was paid to CSS as a holder of Class B common stock.

The payment of future cash dividends to our holders of common stock will be dependent upon our revenues and earnings, if any, capital requirements, and our general financial condition and will be within the discretion of our board of directors.

Series A Preferred Stock

We are generally required to pay monthly cash dividends on our Series A preferred stock as described above under “—Series A Preferred Stock – Dividends.” We paid regular monthly dividends of $.2031 per share of Series A Preferred Stock for each of the months of June, July, August, and September, 2018.

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Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our certificate of incorporation and bylaws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that we may indemnify to the fullest extent permitted by law all employees. Our bylaws provide that, if authorized by our board of directors, we may indemnify any other person whom it has the power to indemnify under section 145 of the DGCL. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute.

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

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Amendments to Our Certificate of Incorporation.

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors.

Our certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Special Meetings of Stockholders.

Under our bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting.

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Listing

Our Class A common stock is listed for trading on the Nasdaq Global Market under the symbol “CSSE” and our Series A Preferred Stock is listed for trading on the Nasdaq Global Market under the symbol “CSSEP.” On September 27, 2018, the last reported sale prices of our Class A common stock and Series A Preferred Stock were $10.74 and $26.40, respectively. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Transfer Agent and Registrar and Warrant Agent

The transfer agent and registrar for our Class A common stock and Series A preferred stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any other series of preferred stock will be set forth in the applicable prospectus supplement. The warrant agent for any class of warrants, if any, will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock, or the designation and number or amount of other debt securities, that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

•	the person to whom any interest on a debt security of the series will be paid;

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•	the rate or rates at which the debt securities will bear interest;

•	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, preferred stock and common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

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Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

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•	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

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Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to pay any principal or deposit any sinking fund payment when due;

•	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

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In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

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•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers or a single purchaser; or

•	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a rights offering;

•	exercises of warrants or other rights;

•	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

•	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The applicable prospectus supplement will indicate whether a sale is made on a firm commitment or best efforts basis or otherwise. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Global Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

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Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock and Series A Preferred Stock, which are listed on the Nasdaq Global Market under the symbols “CSSE” and “CSSEP”, respectively, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

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LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York. Graubard Miller and certain of its partners and family members own shares of the Class A common stock and Class W warrants to purchase shares of Class A common stock of CSSE and certain Class B membership interests in Chicken Soup for the Soul Holdings, LLC, our ultimate parent company.

EXPERTS

The consolidated financial statements of Chicken Soup for the Soul Entertainment Inc. and subsidiaries as of December 31, 2017 and 2016, and for the years ended December 31, 2017 and 2016, have been incorporated by reference herein to the Annual Report on Form 10-K for the year ended December 31, 2017, in reliance upon the report of Rosenfield and Company, PLLC, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.CSSE.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the shares offered hereby:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 30, 2018;

•	our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2018 filed with the SEC on May 10, 2018 and for the fiscal quarter ended June 30, 2018 filed with the SEC on August 14, 2018;

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•	our current reports on Form 8-K filed with the SEC on each of July 18, 2018. July 31, 2018, August 12, 2018, August 17, 2018, August 28, 2018;

•	our proxy statement on Schedule 14A filed with the SEC on April 27, 2018;

•	our registration statement on Form 8-A effective on August 17, 2017, registering our Class A common stock under Section 12(b) of the Exchange Act; and

•	our registration statement on Form 8-A effective on June 26, 2018, registering our Series A Preferred Stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Chicken Soup for the Soul Entertainment, Inc. 132 E. Putnam Ave., Floor 2W, Cos Cob, Connecticut 06807, telephone number (203) 861-4000. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

UNITS

 ______________________________________________

PROSPECTUS

______________________________________________

September 28, 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$1,618.50
FINRA filing fee	(1)
Listing fees and expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

_______________________

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

All expenses, other than the SEC registration fee, are estimated. The actual expenses incurred will depend on the securities offered, the number of issuances and the nature of the offerings.

Item 15.	Indemnification of Directors and Officers.

CSSE’s certificate of incorporation and by-laws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that CSSE may indemnify to the fullest extent permitted by law all employees. CSSE’s by-laws provide that, if authorized by the Board of Directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Company Law. Section 145 of the Delaware General Company Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

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(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

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(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eight of CSSE’s certificate of incorporation provides:

“The Company, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized hereby.”

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Item 16.	Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-9.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(h)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cos Cob, Connecticut, on the 28th day of September, 2018.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

By:	/s/ William J. Rouhana, Jr.
Name:	William J. Rouhana, Jr.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Rouhana, Jr. and Scott W. Seaton his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ William J. Rouhana, Jr.	Chairman and Chief Executive Officer	September 28, 2018
	William J. Rouhana, Jr.	(Principal Executive Officer)

By:	/s/ Scott W. Seaton	Vice Chairman and Director	September 28, 2018
Scott W. Seaton

By:	/s/ Daniel M. Pess	Chief Financial Officer (Principal	September 28, 2018
	Daniel M. Pess	Financial and Accounting)

By:	*	Director	September 28, 2018
Amy Newmark

By:	*	Director	September 28, 2018
Peter Dekom

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Name		Position	Date

By:	*	Director	September 28, 2018
Fred Cohen

By:	*	Director	September 28, 2018
Christina Weiss Lurie

By:	*	Director	September 28, 2018
Diana Wilkin

* By Scott W. Seaton, Power of Attorney

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation(1)

3.2	Bylaws(1)

4.1	Certificate of Designations, Rights and Preferences of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock(2)

4.2	Certificate of Amendment to the Certificate of Designations, Rights and Preferences of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock.

4.3	Preferred Stock Certificate of Designations*

4.4	Warrant Agreement*

4.5	Form of Indenture for Senior Debt Securities between the Registrant and Trustee to be designated

4.6	Form of Indenture for Subordinated Debt Securities between the Registrant and Trustee to be designated

4.7	Unit Agreement*

5.1	Opinion of Graubard Miller

10.1	Form of Securities Purchase Agreement*

23.1	Consent of Rosenfield and Company, PLLC

23.2	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1)

24.1	Power of Attorney (set forth on signature page)

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the Senior Debt Indenture**

25.2	Statement of Eligibility of Trustee on Form T-1 with respect to the Subordinated Debt Indenture**

 ____________________

*	To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or by incorporation by reference through a Current Report on Form 8-K filed in connection with an offering of securities.

**	To be filed by amendment or pursuant to the Trust Indenture Act of 1939 Section 305(b)(2), if applicable.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 1-A (SEC File No. 024-10704).

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed June 29, 2018.

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